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                                                     Exhibit 16.1

 January 11, 2001


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by Stage Stores, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 4, 2001. We agree with the statements concerning our Firm in such Form 8-K.

 Very truly yours,

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP


(Attachment to PricewaterhouseCoopers LLP's letter)


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

                         January 4, 2001
        (Date of Report, date of earliest event reported)

                       Stage Stores, Inc.
     (Exact name of registrant as specified in its charter)

                            001-14035
                    (Commission File Number)

           DELAWARE                         76-0407711
 (State or other jurisdiction    (I.R.S. Employer Identification
       of incorporation)                       No.)

  10201 Main Street, Houston,                 77025
             Texas                          (Zip Code)
(Address of principal executive
           offices)


                         (713) 667-5601
      (Registrant's telephone number, including area code)

                         Not Applicable
  (Former name or former address, if changed since last report)



ITEM 4.  Change in Registrant's Certifying Accountant.

Dismissal of PricewaterhouseCoopers  LLP

        On January 4, 2001, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the independent accountant which was previously engaged as the principal accountant to audit the Company's financial statements, was dismissed so that the Company could engage the auditing services of Deloitte & Touche LLP.

      PricewaterhouseCoopers' report on the Company's financial statements for the fiscal year ended January 30, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principals. However, in its report on the Company's financial statements for the fiscal year ended January 29, 2000, it described certain adverse financial developments, which resulted in the Company's filing for protection under Chapter 11 of Title 11 of the United States Bankruptcy Code on June 1, 2000, and qualified its report as follows: "These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      The decision to change accountants was recommended by the Company's audit committee.

      During the Company's two most recent fiscal years and through January 4, 2001, there have not been any disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PricewaterhouseCoopers would have (i) caused them to make reference thereto in their report on the financial statements for such years and or (ii) required disclosure herein.

      The Company provided PricewaterhouseCoopers with a copy of this Form 8-K prior to its filing with the SEC and requested that it furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements concerning it made in this Form 8-K and, if not, stating the respects in which it does not agree. The letter of PricewaterhouseCoopers is attached as an exhibit to this Form 8-K. In its letter, PricewaterhouseCoopers states that it agrees with the Company's statements concerning it made in this Form 8-K.

Engagement of Deloitte & Touche LLP

      On  January  8,  2001, Deloitte & Touche LLP  ("Deloitte  &
Touche") was engaged by the Company as the principal accountant to audit the Company's financial statements.

      The Company has not consulted with Deloitte & Touche during the Company's two most recent fiscal years and any subsequent interim period prior to engaging Deloitte & Touche regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a) of Regulation S-K.

     The Company provided Deloitte & Touche with a copy of this Form 8-K prior to its filing with the SEC and requested that it furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made concerning it in this Form 8-K and, if not, stating the respects in which it does not agree. The letter of Deloitte & Touche is attached as an exhibit to this Form 8-K. In its letter, Deloitte & Touche states that it agrees with the Company's statements concerning it made in this Form 8-K.

ITEM 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

       Not applicable.

     (b)  Pro forma financial information.

       Not applicable.

     (c)  Exhibits.

     16.1 Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant.
     16.2 Letter of Deloitte & Touche LLP regarding change in certifying accountant.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   STAGE STORES, INC.

January 11, 2001                   /s/ Charles M. Sledge
(Date)                             Charles M. Sledge
                                   Senior VP Finance, Treasurer &
                                    Secretary